UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2011

SPIRE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12742	04-2457335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Patriots Park, Bedford, Massachusetts	01730-2396
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 275-6000

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 1, 2011, Spire Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) stating that for the last 30 consecutive business days, the Company's market value of publicly held shares was below the minimum $15,000,000 requirement for continued inclusion on The Nasdaq Global Market under Listing Rule 5450(b)(3)(C) (the “Rule”). This notification has no immediate effect on the listing of the Company's common stock.

In accordance with Listing Rule 5810(c)(3)(D), the Company has 180 calendar days, or until January 30, 2012, to regain compliance with the Rule. The Company will regain compliance if, at any time before January 30, 2012, the Company's market value of publicly held shares is $15,000,000 or more for a minimum of 10 consecutive business days.

If the Company does not regain compliance with the Rule by January 30, 2012, Nasdaq will provide the Company with written notification that the Company's common stock will be delisted from The Nasdaq Global Market. At that time, the Company may appeal the delisting determination to a Nasdaq Listings Qualifications Panel (a “Panel”). In that event, the Company would likely request a hearing before a Panel, which would automatically stay the delisting of the Company's common stock pending the issuance of the Panel's decision after the hearing. The Company plans to exercise diligent efforts to maintain the listing of its common stock on The Nasdaq Global Market, but there can be no assurance that it will be successful in doing so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE CORPORATION

Date: August 5, 2011	By:	/s/ Robert S. Lieberman
Robert S. Lieberman
Chief Financial Officer and Treasurer